UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into of a Material Definitive Agreement.

As previously disclosed, on August 31, 2020, Polar Power, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Pinnacle Bank (“Pinnacle”). The Loan Agreement has been amended four times. The Loan Agreement, as most recently amended on September 5, 2023, provides for a revolving credit facility under which Pinnacle may, in its sole discretion upon the request of the Company, make advances to the Company in an amount, subject to certain limitations and adjustments, of up to (a) 85% of the aggregate net face amount of the Company’s accounts receivable and other contract rights and receivables, plus (b) the lesser of (i) 35% of the lower of cost or wholesale market value of certain inventory of the Company or (ii) $2.5 million. In no event will the aggregate amount of the outstanding advances under the revolving credit facility be greater than $6 million.

The Loan Agreement’s initial term ended on August 30, 2022 and has been renewed for two additional one-year terms with an expiration date of September 30, 2024.

Fifth Modification to Loan and Security Agreement

On September 5, 2023, the Company entered into a Fifth Modification to Loan and Security Agreement (the “Fifth Modification”) by and between the Company and Pinnacle under which the parties agreed to:

1) Extend the 90-day period on AT&T accounts receivable to 120 days;

2) Increase the lesser of (i) 35% of the lower of cost or wholesale market value of certain inventory of the Company or (ii) $2.5 million to the lessor of (i) 40% of the aggregate eligible inventory value of eligible inventory or (ii) $4.0 million;

3) Increase the aggregate advance limit under the credit facility from $6.0 million to $7.5 million; and

4) Among other items, impose the Company’s payment of $22,500, 1.5% of the $1.5 million increase in the inventory advance limit, plus a $500 document fee, to Pinnacle, as conditions precedent to the Fifth Modification.

The Fifth Modification also contains other customary terms and conditions.

The description of the Fifth Modification does not purport to be complete and is qualified in its entirety by reference to the Fifth Modification, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 5, 2023, the Company entered into the Fifth Modification with Pinnacle, as described in Item 1.01 above and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

10.1	Fifth Modification to Loan and Security Agreement dated September 5, 2023 by and between Polar Power, Inc. and Pinnacle Bank (*)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(*) Filed herewith. The agreement filed as an exhibit to this report contains representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2023

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams President, Chief Executive Officer and Secretary